Exhibit 10.8

                                                , 2005

CRT Capital Group LLC
262 Harbor Drive
Stamford, CT 06902

Re: Bank Street Telecom Funding Corp.

Ladies and Gentlemen:

This letter agreement (this "Warrant Purchase Letter") is being delivered to you in connection with the Registration Statement on Form S-1 (File No. 333-127238) (as may be amended and supplemented from time to time, the "Registration Statement") that was initially filed by Bank Street Telecom Funding Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") on August 5, 2005, which relates to an underwritten initial public offering (the "IPO") of the Company's units (the "Units"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and two warrants, each of which is exercisable for one share of Common Stock ("Warrant"). Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth on Schedule 1 hereto.

In order to induce the Company to engage in the IPO and to take all steps necessary to effect the IPO, including the filing of amendments to the Registration Statement with the SEC, and in recognition of the benefit that such IPO will confer upon the undersigned stockholder (the "Stockholder") as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby agrees with the Company as follows:

(1) On or prior to the Effective Date, the Stockholder shall duly execute and deliver an irrevocable order to place bids for and, if such bids are accepted, to purchase Warrants in accordance with the guidelines specified by Rule 10b5-1 of the Securities Act of 1934, as amended ("Rule 10b5-1") (the "Order") to CRT Capital Group LLC (the "Underwriter"), in the form attached hereto as Exhibit A, with such terms and conditions as are consistent with the terms and conditions set forth in the Registration Statement as of the Effective Date and the terms and conditions set forth herein.

(2) The Stockholder or the Stockholder's designee shall, within the forty (40) trading day period beginning sixty (60) days after the end of the "restricted period" under Regulation M, as determined by the Underwriter, place bids for and, if such bids are accepted, purchase for the Stockholder's own account up to $1,400,000 of Warrants at market prices not to exceed $0.65 per Warrant.

(3) The Stockholder shall not Transfer any Warrants purchased pursuant to this Warrant Purchase Letter or the Order until after the Business Combination Date. Notwithstanding the foregoing, the Stockholder may pledge such Warrants as collateral to secure a bona fide loan from an unaffiliated third party in connection with the financing of the Stockholder's obligations with respect to the Warrants under this Warrant Purchase Letter or the Order, provided that prior to any such pledge, the pledgee executes an acknowledgement in the form of Exhibit B hereto, pursuant to which the pledgee agrees (a) to receive and hold such Warrants in accordance with the provisions of this paragraph and (b) not to pledge such Warrants until after a Business Combination.

(4) As of the date hereof, the Stockholder represents and warrants that it is not aware of any material nonpublic information concerning the Company or any securities of the Company and is entering into this Warrant Purchase Letter in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. The Stockholder agrees that while this agreement is in effect, the Stockholder shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company's securities. The Stockholder does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Warrants pursuant to this Warrant Purchase Letter.

(5) The Underwriter shall make, keep, and produce promptly upon the request by the Division of Market Regulation of the Securities Exchange Commission (the "Division"), a daily time-sequenced schedule of all Warrant purchases made pursuant to this agreement, on a transaction-by-transaction basis, including (i) size, time of execution, price of purchase; and (ii) the exchange, quotation system, or other facility through which the Warrant purchase occurred. Upon request of the SEC, the Underwriter shall transmit the aforementioned schedule to the Division within (30) days of such request.

(6) The Stockholder or a representative of the Stockholder shall be available (in person at the offices of the Division in Washington, D.C. or by telephone) to respond to inquiries by the Division regarding any warrant purchases hereunder.

This Warrant Purchase Letter shall be binding on the Stockholder and its successors and assigns.

This Warrant Purchase Letter shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this Warrant Purchase Letter may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Very truly yours,
Stockholder
By: Name:

Accepted and agreed as of the date hereof:

CRT CAPITAL GROUP LLC

________________________________
By:
Name:
Title:

SCHEDULE 1

Supplemental Common Definitions

UNLESS THE CONTEXT SHALL OTHERWISE REQUIRE, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING RESPECTIVE MEANINGS FOR ALL PURPOSES, AND THE FOLLOWING DEFINITIONS ARE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND THE PLURAL FORMS AND THE FEMININE, MASCULINE AND NEUTER FORMS OF THE TERMS DEFINED.

"Business Combination" shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, or stock purchase or other business combination transaction, of one or more operating businesses within the communications industry, having, collectively, a fair market value (as calculated in accordance with the Company's Amended and Restated Certificate of Incorporation) equal to at least 80% of the Company's net assets at the time of such merger, capital stock exchange, asset acquisition or other similar business combination.

"Business Combination Date" shall mean the date upon which a Business Combination is consummated.

"Effective Date" shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

"Transfer" shall mean offer, sell, pledge, lend, grant, transfer or otherwise dispose of, directly or indirectly.

EXHIBIT A

                                                , 2005
[                                        ]

CRT Capital Group LLC
262 Harbor Drive
Stamford, CT 06902

RE: Bank Street Telecom Funding Corp.

Gentlemen:

This letter, delivered in accordance with the Warrant Purchase Letter, dated                             , between CRT Capital Group LLC (the "Underwriter") and the undersigned stockholder (the "Stockholder") of Bank Street Telecom Funding Corp. (the "Company") (the "Warrant Purchase Letter"), confirms the agreement therein of the Stockholder to purchase (the "Purchase Commitment") warrants (the "Warrants") of the Company that are included in the units being sold in the Company's initial public offering pursuant to the Company's registration statement on Form S-1 (File No. 333-127238), as amended and supplemented from time to time. The Purchase Commitment is subject to the terms and conditions set forth herein.

The Stockholder agrees that this letter agreement constitutes an irrevocable order (the "Order") for the Underwriter to place bids for and, if such bids are accepted, to purchase for the Stockholder's account, within the forty (40) trading day period beginning sixty (60) days after the end of the "restricted period" under Regulation M, as determined by the Underwriter, (the "Warrant Purchase Period") up to $1,400,000 of Warrants at market prices not to exceed $0.65 per Warrant. The Underwriter (or such other broker-dealer(s) as the Underwriter may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the Warrant Purchase Period. The Underwriter further agrees that it will not charge the Stockholder or any Designee (as defined below) any fees and/or commissions with respect to any purchase pursuant to the Warrant Purchase Letter or the Order.

The Stockholder may notify the Underwriter that all or part of the Order will be fulfilled by an affiliate of the Stockholder (or another person or entity identified to the Underwriter by the Stockholder (each a "Designee")) who (or which) has an account at the Underwriter and, in such event, the Underwriter will make such purchase on behalf of said affiliate or Designee; provided, however, that the Stockholder hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment; provided further, that any such Designee has executed an acknowledgement in the form of Exhibit B to the Warrant Purchase Letter.

This letter agreement shall be binding on the Stockholder and its heirs, successors and assigns.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Very truly yours,
STOCKHOLDER
By: Name:

EXHIBIT B

ACKNOWLEDGEMENT

                                            , 2005

CRT Capital Group LLC
262 Harbor Drive
Stamford, CT 06902

Re: Bank Street Telecom Funding Corp.

Ladies and Gentlemen:

Reference is made to that certain Warrant Purchase Letter, dated                                                     , between CRT Capital Group LLC and the Stockholder (the "Warrant Purchase Letter"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Warrant Purchase Letter. The undersigned hereby agrees (a) to receive and hold any Warrants Transferred to it by the Stockholder in accordance with paragraph 3 of the Warrant Purchase Letter and (b) that the undersigned will not Transfer any Warrants purchased pursuant to the Warrant Purchase Letter or the Order until after the Business Combination Date.

Very truly yours,
[ ]
By: Name: